UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2006
UNITED DOMINION REALTY TRUST, INC.
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     As reported in our Current Report on Form 8-K dated February 9, 2006, filed with the SEC on February 15, 2006, the Board of Directors (the “Board”) of United Dominion Realty Trust, Inc. (the “Company”), appointed Thomas C. Wajnert to the Company’s Board effective February 9, 2006. At the time the Form 8-K was filed, the Board committees on which Mr. Wajnert will serve had not been determined.
     At the Company’s Annual Meeting of Stockholders held on May 2, 2006, Mr. Wajnert was elected to the Board by the Company’s stockholders, along with each of the other director nominees listed in the Company’s definitive proxy statement dated March 31, 2006 and filed with the SEC on March 30, 2006. The Company is filing this Form 8-K/A to disclose that on May 2, 2006, Mr. Wajnert was named to the Compensation and Audit Committees of the Board, to serve until his successor is elected and qualified or until his earlier removal or resignation.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.
Date: May 5, 2006	/s/ David L. Messenger
David L. Messenger
Vice President and Chief Accounting Officer